Exhibit 23


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22553, 33-27417, 33-32224 and 33-17829) of
AmBase Corporation of our report dated March 10, 2000 relating to the financial statements, which appears on page 10 of the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.





PricewaterhouseCoopers LLP
New York, New York
March 24, 2000